                  SYNTEX CORPORATION AND SUBSIDIARY COMPANIES
                   COMPUTATIONS OF EARNINGS PER COMMON SHARE
                                  (Unaudited)
                    ($ in millions except per share amounts)

                                   EXHIBIT 11


                                                                   Three Months             Six Months
                                                                      Ended                   Ended
                                                                    January 31              January 31
                                                                 1994        1993        1994        1993
                                                                ------      ------      ------      ------
EARNINGS APPLICABLE TO COMMON STOCK:

      Net Income                                                 $95.8      $119.1      $222.1      $113.0
                                                                 =====      ======      ======      ======
EARNINGS PER COMMON SHARE (AS REPORTED):

      Weighted average shares outstanding                        221.0       222.3       221.0       223.7
                                                                 -----       -----       -----       -----
      Earnings per common share                                  $0.43       $0.54       $1.00       $0.51
                                                                 =====       =====       =====       =====

EARNINGS PER COMMON SHARE (ASSUMING FULL DILUTION):*

      Weighted average shares outstanding                        221.0       222.3       221.0       223.7
      Shares continentally issuable for Stock Option Plans         0.4         0.4         0.3         1.7
                                                                 -----       -----       -----       -----
      Average shares and share equivalents outstanding           221.4       222.7       221.3       225.4
                                                                 -----       -----       -----       -----
      Earnings per common share                                  $0.43       $0.53       $1.00       $0.50
                                                                 =====       =====       =====       =====

* This calculation is submitted in accordance with Regulation S-K item 601(b)11 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.



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